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                                                            EXHIBIT 10.4

                                VOTING AGREEMENT


     This Voting Agreement (this "AGREEMENT") is made as of May 28, 1996, by and among C-Cube Microsystems, Inc., a Delaware corporation ("C-CUBE"), and Sagem, S.A., Sagem International S.A. and Tregor Electronique S.A., each a company organized under the laws of France, and Iena International S.A., a company organized under the laws of Luxembourg, each a stockholder (collectively, the "STOCKHOLDER") of DiviCom Inc., a Delaware corporation ("DIVICOM").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Reorganization dated as of May 28, 1996 (the "REORGANIZATION AGREEMENT") among C-Cube, C-Cube Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of C-Cube ("MERGER SUB"), and DiviCom, DiviCom will merge with and into Merger Sub (the "MERGER"), with Merger Sub continuing as the surviving corporation and wholly-owned subsidiary of C-Cube; and

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number and class of shares of the outstanding capital stock of DiviCom as is indicated on Exhibit A to this Agreement (the "SHARES").

     NOW, THEREFORE, the parties agree as follows:

     1.   AGREEMENT TO RETAIN SHARES.

          1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except for transfers among family members for tax and estate planning purposes, transfers among corporate affiliates and as may be specifically required by court order or by operation of law), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement in accordance with its terms.

          1.2 NEW SHARES. Stockholder agrees that any shares of capital stock of DiviCom that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.





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     2.   AGREEMENT TO VOTE SHARES.  At every meeting of the stockholders of
DiviCom called with respect to any of the following, and at every adjournment and postponement thereof, and on every action or approval by written consent of the stockholders of DiviCom with respect to any of the following, Stockholder shall vote the Shares and any New Shares (i) in favor of approval of the Reorganization Agreement, the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger and any other matter referred to in clause
(i) of this Section 2) between DiviCom and any person or entity other than C-Cube or any other action or agreement that could result in a material breach of any covenant, representation or warranty or any other obligation or agreement of DiviCom under the Reorganization Agreement or which could result in any of the conditions to DiviCom's obligations under the Reorganization Agreement not being fulfilled, and (iii) in favor of amending the Certificate of Incorporation of DiviCom pursuant to Section 1.13 of the Reorganization Agreement.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to C-Cube that Stockholder (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of DiviCom other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     5.   MISCELLANEOUS.

          5.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder as a stockholder of DiviCom only with respect to the specific matters set forth herein.

          5.3 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement


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executed by the parties hereto.

          5.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that C-Cube will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to C-Cube upon any such violation, C-Cube shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to C-Cube at law or in equity.

          5.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to C-Cube or Merger Sub, to:

                    C-Cube Microsystems Inc.
                    1778 McCarthy Boulevard
                    Milpitas, California  95035
                    Attention: President and Chief Executive Officer Telephone No.: (408) 944-6300
                    Facsimile No.:  (408) 944-8167

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attn:     Larry W. Sonsini, Esq.
                              Aaron J. Alter, Esq.
                    Facsimile No.:  (415) 493-9300
                    Telephone No.:  (415) 493-6811

               (b)  if to Stockholder, to:

                    Sagem S.A.
                    27 rue Leblanc
                    75015 Ponnant
                    France
                    Attention:  Michel Toussan
                    Telephone No.:  011-33-1-40-70-64-56



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                    Facsimile No.:  011-33-1-40-70-64-38

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, California  90071-3197
                    Attn:  Jennifer Bellah, Esq.
                    Telephone:  (213) 229-7000
                    Facsimile: (213) 229-7520

          5.6 GOVERNING LAW. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

          5.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

          5.8 COUNTERPART. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          5.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



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      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

                              C-CUBE MICROSYSTEMS INC.

                              Name:  _______________________________

                              Title: _______________________________


                              STOCKHOLDER:

                              SAGEM S.A.


                              By:  _______________________________
                                   Francis Gaillard
                                   Title:    Corporate Comptroller


                              SAGEM INTERNATIONAL S.A.


                              By:  _______________________________
                                   Francis Gaillard
                                   Title:    Authorized Representative

                              IENA INTERNATIONAL S.A.


                              By:  _______________________________
                                   Francis Gaillard
                                   Title:    Authorized Representative

                              TREGOR ELECTRONIQUE S.A.

                              By:  _______________________________
                                   Francis Gaillard
                                   Title:    Authorized Representative

                  [Signature Page to Voting Agreement]



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                                   EXHIBIT A




                       Common Stock            2046217
                       Series A Preferred     14629855
                       Series B Preferred      5500000









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